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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                Current Report

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 11, 2000



                      HOLLIS-EDEN PHARMACEUTICALS, INC.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)




           000-24672                                   13-3697002
--------------------------------        ---------------------------------------
     (Commission File No.)                 (IRS Employer Identification No.)





                        9333 Genesee Avenue, Suite 200
                          San Diego, California 92121
             (Address of principal executive offices and zip code)




      Registrant's telephone number, including area code: (858) 587-9333





                       ---------------------------------


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Item 5. Other Events.

On October 11, 2000, the Company acquired a 21% equity stake in Aeson Therapeutics, Inc., an Arizona-based company which is developing molecules that are analogs with similar biological properties to HE2000, the company's lead compound in development. The Company exchanged $2 million in cash and 208,681 shares of Hollis-Eden Common Stock for its equity interest in Aeson. In addition, the Company also obtained an exclusive worldwide sublicense to three issued patents in the area of adrenal steroids (not including fluasterone) from Aeson. As part of the transaction, Aeson and its shareholders have granted the Company an exclusive option to acquire the remainder of Aeson at a pre-determined price at any time during the next 30 months. Regardless of whether the Company elects to exercise this option, however, the Company will retain its exclusive sublicense to the three patents.

Aeson's lead compound, fluasterone, is in Phase II clinical studies for cardiovascular disease and actinic keratosis, a precursor to squamous cell cancer, as well as in preclinical studies in other indications. The cash portion of the Company's investment will be used by Aeson to fund specific studies with fluasterone as well as other compounds in its pipeline.

Over the past twelve months, the Company has undertaken as aggressive program to expand its intellectual property position in this area. As a result, with the three patents sublicensed as part of this transaction, the Company now owns or has a license to approximately 30 issued U.S. patents, 37 issued foreign patents, 30 pending U.S. patent applications and more than 80 pending foreign patent applications. In addition, based on the preclinical and clinical data being generated with this class of compounds, a number of U.S. and foreign patent applications are in the process of being filed. If the Company elects to exercise its option to purchase the balance of Aeson, it will add additional U.S. and foreign issued patents and patent applications to this portfolio, including those relating to fluasterone.


                                      1.

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Item 7.   Exhibits.

        99.1   Press Release dated October 12, 2000.

                                      2.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    Hollis-Eden Pharmaceuticals, Inc.


Dated: October 20, 2000             By:  /s/ Eric J. Loumeau
                                       --------------------------------
                                       Eric J. Loumeau
                                       Vice President, Corporate General Counsel

                                       3.
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                               INDEX TO EXHIBITS


     99.1      Press Release dated October 12, 2000.

                                      1.